Exhibit 4.(ii)

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT ("WARRANT SHARES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, EXERCISED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.


W-                                                     No. of Shares-



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                          NEW GENERATION PLASTIC, INC.



         This is to Certify that, FOR VALUE RECEIVED, __________________________ _____________________________________________________________________("Holder"),
is entitled to purchase, subject to the provisions of this Warrant, from New Generation Plastic, Inc., a Delaware corporation ("Company"), ______________ _______________________________fully paid, validly issued and nonassessable shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") at a price of $6.00 per share at any time or from time to time during the period beginning on the date that this Warrant first becomes exercisable (the "Commencement Date"), and ending at 5:00 p.m. New York time on the date that is twenty four (24) months after the Commencement Date (the "Expiration Date"). The shares of Common Stock issuable upon such exercise are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock is hereinafter sometimes referred to as the "Exercise Price." This Warrant shall not be exercisable until the Warrant Shares have been registered under the Securities Act of 1933.

         1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time on or after the Commencement Date and until 5:00 p.m. New York time on the Expiration Date; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender of the original Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment, in the form of a certified or cashier's check, of the Exercise Price for the number of Warrant Shares being purchased, as specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder.

         2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise in full of the Warrants.

         3. TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. The Company may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         4. RIGHTS OF THE HOLDER. No Holder of this Warrant, as such, shall be entitled to vote, receive dividends, receive notice in respect of meetings of stockholders or any other matter whatsoever as a stockholder of the Company or be deemed to be a stockholder of the Company for any purpose, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         5. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The Warrant Price and the number of Warrant Shares shall be subject to adjustment from time to time in accordance with the following provisions:

            (a) In case the Company shall at any time subdivide the outstanding shares of its Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Company shall at any time combine the outstanding shares of its Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, effective from and after the record date of such subdivision or combination, as the case may be. Upon any adjustment in the Exercise Price per share pursuant to this subparagraph (a), the Holder of this Warrant shall thereafter be entitled to purchase, at the adjusted Exercise

Price, the number of shares of Common Stock, calculated to the nearest full share obtained by (X) multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and (y) by dividing the product thereof by the Exercise Price resulting from such adjustment.

            (b) In the event of the issuance of additional shares of Common Stock of the Company as a dividend on the Common Stock, from and after the day that is the record day for the determination of stockholders entitled to such dividend the Holder of this Warrant shall (until another adjustment) be entitled to purchase the number of shares of Common Stock, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to said record date by the percentage which the number of additional shares constituting any such dividend is of the total number of shares of Common Stock outstanding immediately prior to said record date plus the number of shares of Common Stock issuable upon conversion of the outstanding convertible securities or upon exercise of any outstanding warrants, options or rights (including those with respect to convertible securities) and adding the result so obtained to the number of shares of Common Stock purchasable hereunder immediately prior to said record date. Upon each adjustment pursuant to this subparagraph (b), the Exercise Price in effect immediately prior to such adjustment shall be reduced to an amount determined by dividing (X) the product obtained by multiplying such Exercise Price by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by (Y) the number of shares of Common Stock purchasable hereunder immediately following such adjustment.

         6. Reorganization, Reclassification, Consolidation or Merger. If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the Common Stock of the Company (other than a subdivision or combination of shares provided for in paragraph 5 above) or any consolidation or merger of the Company with another corporation effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or property with respect to or in exchange for Common Stock, the Holder of this Warrant shall thereafter be entitled to receive, during the term hereof and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or merger, as the case may be, to which a holder of the Common Stock of the Company deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification, consolidation or merger if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation or merger; and in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the Holder of this Warrant to the end that the provisions set forth herein (including the adjustment of the Exercise Price and the number of shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof.

         7. Charges, Taxes and Expenses. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to the Holder hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of, or in such name or names as may be directed by, the Holder of this Warrant; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by an instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof in person or by an attorney duly authorized in writing and the Holder shall pay all stock transfer taxes payable upon issuance of such stock certificate.

         8. MISCELLANEOUS.

            (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder or Holders hereof.

            (b) Notwithstanding any provision herein to the contrary, the Holder hereof may not sell, transfer or otherwise assign this Warrant unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such sale, transfer or assignment does not violate the Securities Act of 1933 or any applicable state securities laws.

            (c) This Warrant contains the entire agreement between the Holder hereof and the Company with respect to the purchase of shares of Common Stock of the Company and supersedes all prior arrangements or understandings with respect thereto.

            (d) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

            (e) Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provisions of this Warrant may be amended or supplemented at any time by agreement of the Holder of this Warrant and the Company, except that any waiver of any term or condition, or any amendment or supplementation, of this Warrant must be in writing. A waiver of any breach of failure to enforce any of the terms or conditions of this Warrant shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with any term or condition of this Warrant.

            (f) Any notice or other document required or permitted to be given or delivered to the Holder of this Warrant shall be delivered personally, or sent by certified or registered mail, to each such Holder at the last address shown on the books of the Company for the registration of, and the registration of transfer of, the Warrant or at any more recent address of which the Holder of this Warrant shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, shall be delivered personally at, or sent by certified or registered mail to, the office of the Company at 245 Park Avenue, 39th Floor, New York, New York 10167,
Attention: Executive Vice President, or such other address as shall have been furnished by the Company to the Holder of the Warrant.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and its corporate seal to be affixed hereto.


Dated:   October 22, 1999



[SEAL]

                                            NEW GENERATION PLASTIC, INC.
Attest:


/s/ Thomas R. Marshall                      By: /s/ Jacques Mot
----------------------------------              ------------------------------
Thomas R. Marshall                              Jacques Mot, Chairman
Secretary

                                  PURCHASE FORM
                                  -------------


         The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, ________ shares of the Common Stock covered by said Warrant and herewith makes payment in full therefor of $_______ by certified or cashier's check payable to the order of the Company, and requests (a) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ______________ whose address is _________________________________ and (b) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned or that appropriate notation be made on the Warrant which shall be returned to the undersigned.



                                            -------------------------------
Dated:



Signature Guaranteed:
                                            Signature Guaranteed:

                                 ASSIGNMENT FORM
                                 ---------------


         FOR VALUE RECEIVED,____________________________________ hereby sells, assigns and transfers unto:


Name_________________________________________________________________________
    (Please type or print in block letters)


Address_______________________________________________________________________,

the right to purchase Common Stock represented by this Warrant to the extent of __________ shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint_______________________________________
________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date____________________



Signature________________________________________